CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 33-87562) and on Form S-8 (No. 33-60994) of our report dated June 7, 1996 appearing on Page F-1 of BPI Packaging Technologies, Inc.'s Form 10-K for the year ended February 23, 1996.


/s/ Price Waterhouse LLP

Boston, Massachusetts
June 7, 1996